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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the use, in this Amendment No. 1 to the Registration Statement of Texas United Bancshares, Inc. on Form S-4, of our report dated March 5, 2004, on the financial statements of GNB Bancshares, Inc. and Subsidiaries, appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Joint Proxy Statement/Prospectus.

                                                   /s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Dallas, Texas
August 11, 2004